SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss. 240.14a-12

                         MAGNUM HUNTER RESOURCES, INC.
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)  Title of each class of securities to which transaction applies:

       ----------------------------------------------------------------------

       (2)  Aggregate number of securities to which transaction applies:

       ----------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)  Proposed maximum aggregate value of transaction:

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       (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid: _____________________________________________
     2) Form, Schedule or Registration Statement Number: ____________________
     3) Filing Party: _______________________________________________________
     4) Date Filed: _________________________________________________________

                          Magnum Hunter Resources, Inc.
                         600 East Las Colinas Boulevard
                                   Suite 1100                 [Image omitted]
                               Irving, Texas 75039

                    Notice of Annual Meeting of Stockholders
                              on September 19, 2002

Dear Stockholder:

     The  Annual  Meeting  of  Stockholders  (the  "Meeting")  of Magnum  Hunter
Resources, Inc. will be held at the Las Colinas Country Club, 4400 North O'Connor Road, Irving, TX 75062, on September 19, 2002, at 9:00 A.M., Central Time, for the following purposes:

     (1) To elect three (3) Directors for a term of three (3) years or until their respective successors are duly qualified and elected;

     (2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 2002; and

     (3) Transacting such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed August 2, 2002, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of Magnum Hunter Resources, Inc. (the "Company") Common Stock, par value $.002 per share, and holders of record of the Company's 1996 Series A Convertible Preferred Stock at the close of business on the Record Date are entitled to vote on all matters coming before the Meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting will be maintained in the Company's offices at 600 East Las Colinas Boulevard, Suite 1100, Irving, Texas, for ten days prior to the Meeting.

     Your vote is important. The voting stock of the Company should be represented as fully as possible at the Meeting. The enclosed proxy is solicited by the Board of Directors of the Company. Whether or not you plan to attend the meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided, which requires no postage if mailed within the United States. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.

                                      By Order of the Board of Directors


                                      /s/ Gary C. Evans
                                     ----------------------------------------
Irving, Texas                        Gary C. Evans
August 16, 2002                      Chairman, President
                                     and Chief Executive Officer


     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                          Magnum Hunter Resources, Inc.
                   600 East Las Colinas Boulevard, Suite 1100
                               Irving, Texas 75039


                                 PROXY STATEMENT


     The proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's Annual Meeting of Stockholders which will be held on September 19, 2002, at 9:00 A.M., Central Time at the Las Colinas Country Club, 4400 North O'Connor Road, Irving, TX 75062. This proxy statement, the foregoing notice and the enclosed proxy are being sent to stockholders on or about August 16, 2002.

     The Board of Directors does not intend to bring any matter before the meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment in such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of three directors and "FOR" the remaining proposal(s).

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

     At the close of business on August 2, 2002, the record date fixed for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding 68,461,997 shares of the Company's Common Stock, $.002 par value (the "Common Stock"). At the close of business on the record date, holders of the Company's Common Stock will be entitled to one vote per share on all proper business brought before the Meeting. In addition, the holders of the Company's 1996 Series A Convertible Preferred Stock are entitled, on all matters submitted for a vote of the holders of shares of Common Stock, to a number of votes per share equal to the number of shares of Common Stock issuable upon conversion of one share of the 1996 Series A Convertible Preferred Stock on the date of such vote. As of August 2, 2002, there are currently 1,000,000 shares of 1996 Series A Convertible Preferred Stock issued and outstanding which is convertible into 1,904,762 shares of Common Stock, all of which are owned by a wholly-owned subsidiary of the Company. The presence at the Meeting, in person or by proxy, of the holders of a majority of such outstanding shares will constitute a quorum. All matters brought before the Meeting will be decided by a majority of the shares represented in person or by proxy. Stockholders do not have cumulative voting rights in the election of directors. Abstentions will have the effect of a vote against a proposal. Non-votes will have no effect on the voting of any of the proposals.

Security Ownership of Certain Beneficial Owners and Management.

     The following table sets forth certain information as of June 15, 2002, regarding the share ownership of the Company by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director, (iii) the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company, and (iv) all directors and executive officers of the Company, as a group. None of the directors or executive officers named below, as of June 15, 2002, owned any shares of the Company's Series A Preferred Stock or its 1996 Series A Convertible Preferred Stock. The business address of each officer and director listed below is: c/o Magnum Hunter Resources, Inc., 600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039.

                                                                                Common Stock
                                                                              Beneficially Owned
                                                                                   Number of               Percent
Name                                                                                Shares               of Class (l)
----                                                                        ----------------------     ----------------
Directors and Executive Officers
   Gary C. Evans ......................................................         3,026,073 (a)                 4.3%
   Richard R. Frazier..................................................           363,115 (b)                    *
   Chris Tong..........................................................           210,133 (c)                    *
   R. Douglas Cronk ...................................................           145,102 (d)                    *
   Charles R. Erwin....................................................            68,000 (e)                    *
   Gerald W. Bolfing...................................................           467,349 (f)                    *
   Jerry Box...........................................................            48,335 (g)                    *
   Robert Kelley.......................................................             7,195                        *
   James R. Latimer, III ..............................................             2,195                        *
   Matthew C. Lutz.....................................................           746,729 (h)                    *
   John H. Trescot, Jr.................................................           125,252 (i)                    *
   James E. Upfield....................................................           142,392 (j)                    *
   All directors and executive officers as a group
   (12 persons)........................................................         5,346,674                     7.4%
Beneficial owners of 5 percent or more
(excluding persons named above)
   Natural Gas Partners V, L.P.
    125 E. John Carpenter Freeway, Suite 600
    Irving, TX 75062...................................................        13,417,052 (k)                19.1%

------------
     * Less than one percent.

     (a) Includes 330,000 shares of common stock issuable upon the exercise of certain currently exercisable options and includes 494,921 common stock purchase warrants which are currently exercisable. Also includes 17,024 shares held in the name of Jacquelyn Evelyn Enterprises, Inc., a corporation whose sole shareholder is Mr. Evans' wife. Mr. Evans disclaims any ownership in such securities other than those in which he has an economic interest.
     (b) Includes 240,000 shares of common stock issuable upon the exercise of certain currently exercisable options.
     (c) Includes 196,200 shares of common stock issuable upon the exercise of certain currently exercisable options.
     (d) Includes 91,334 shares of common stock issuable upon the exercise of certain currently exercisable options.
     (e) Includes 68,000 shares of common stock issuable upon the exercise of certain currently exercisable options.
     (f) Includes 15,000 shares of common stock issuable upon the exercise of certain currently exercisable options. Also includes 84,339 common stock purchase warrants which are currently exercisable.

     (g) Includes 31,000 shares of common stock issuable upon the exercise of certain currently exercisable options.
     (h) Includes 523,000 shares of common stock issuable upon the exercise of certain currently exercisable options. Also includes 49,641 common stock purchase warrants which are currently exercisable.
     (i) Includes 11,000 shares of common stock issuable upon the exercise of certain currently exercisable options. Also includes 4,708 shares held in the name of Mr. Trescot's spouse. Mr. Trescot disclaims any ownership in such securities other than those in which he has an economic interest.
     (j) Includes 11,000 shares of common stock issuable upon the exercise of certain currently exercisable options. Also includes 15,848 common stock purchase warrants which are currently exercisable.
     (k) Based on Schedule 13G filed by Natural Gas Partners V, L.P. on March 15, 2002.
     (l) Percentage is calculated on the number of shares outstanding plus those shares deemed outstanding under Rule 13d-3(d)(1) under the Exchange Act.

                                   PROPOSAL I.
                              ELECTION OF DIRECTORS

     The Bylaws of the Company divide the Board of Directors into three (3) classes of Directors serving staggered three-year terms, with one class to be elected at each Annual Meeting. At this year's meeting, three (3) Directors are to be elected for a term of three (3) years, each to hold office until the expiration of his term in 2005 or until a successor shall have been qualified and elected. The terms of the remaining Directors will continue as indicated below.

     The shares represented by proxies, returned duly executed, will be voted, unless otherwise specified, in favor of the three (3) nominees for the Board of Directors named below. Each of the nominees is now serving as a Director. Information Regarding Nominees for Election of Directors

                             Terms Expiring in 2005
Class III Directors

                                                  Position(s)
 Name                     Age     Term Served     With Company
------                    ---     ------------    ------------
Gary C. Evans.........    45      Dec. 1995       Chairman, President
                                                   and Chief Executive Officer
Jerry Box ............    64      Mar. 1999       Director
Robert Kelley.........    57      Mar. 2002       Director

     [Image omitted] Gary C. Evans has served as President, Chief Executive Officer and as a Director of Magnum Hunter Resources, Inc. since December 1995 and Chairman and Chief Executive Officer of all of the Magnum Hunter subsidiaries since their formation or acquisition. Mr. Evans was elected to the additional post of Chairman of Magnum Hunter in September 2001. In 1985, Mr. Evans formed the predecessor company, Hunter Resources, Inc., that was merged into and formed Magnum Hunter some ten years later. From 1981 to 1985, Mr. Evans was associated with the Mercantile Bank of Canada where he held various positions including Vice President and Manager of the Energy Division of the Southwestern United States. From 1978 to 1981, he served in various capacities with National Bank of Commerce (now BancTexas, N.A.) including Credit Manager and Credit Officer. Mr. Evans serves on the Board of Directors of Novavax, Inc., a NASDAQ listed pharmaceutical company. He additionally serves on the Board of three private Texas-based companies that Magnum Hunter owns various minority interests in including i) Swanson Consulting Services, Inc., a Houston based geological consulting firm; ii) NGTS, LLC., a Dallas based natural gas marketing company, and iii) Metrix Networks, Inc., a Dallas based company that provides Web-enabled automation to the oil and natural gas industry. Mr. Evans also serves as a Trustee of TEL Offshore Trust, an OTC listed oil and gas trust of which Magnum Hunter owns an approximate 36% interest.

     [Image omitted] Jerry Box has served as a director of Magnum Hunter since March 1999. From February 1998 to March 1999, he served in the position of president and chief operating officer, and as a director of Oryx Energy Company. From December 1995 to February 1998, he was executive vice president and chief operating officer of Oryx. From December 1994 through November 1995, he served as executive vice president, exploration and production of Oryx. Previously, he served as senior vice president, exploration and production of Oryx. Mr. Box attended Louisiana Tech University, where he received B.S. and M.S. degrees in geology, and is also a graduate of the Program for Management Development at the Harvard University Graduate School of Business Administration. Mr. Box served as an officer in the U.S. Air Force from 1961 to 1966. Mr. Box is a former member of the Policy Committee of the U.S. Department of the Interior's Outer Continental Shelf Advisory Board, past chairman and vice-chairman of the American Petroleum Institute's Exploration Affairs subcommittee, and a former president of the Dallas Petroleum Club. Mr. Box is currently a director of Ascent Energy, a privately held oil and gas company.

     [Image omitted] Robert Kelley was a director of Prize from May 2001 until the merger. Mr. Kelley has served as a director of the Company since March 15, 2002. He is currently president of Kellco Investments Inc., a private investment company. From 1986 through October 2000, Mr. Kelley served as president and chief executive officer of Noble Affiliates, Inc., an independent energy company with domestic and international exploration and production operations. From 1992 through April 2001, Mr. Kelley also served as chairman of the board of Noble Affiliates, and he was a director of Noble Affiliates from 1986 through April 2001. He held various financial and operational positions with Noble Affiliates and its subsidiaries from 1975 until his election as president in 1986. Mr. Kelley also serves as a director of OGE Energy Corp., the parent company of OG&E Electric Services, Oklahoma's largest electric utility; Enogex, Inc., a natural gas pipeline, processing and energy marketing business; Lone Star Technologies, Inc., a leading manufacturer of oilfield tubular products; and Continental Resources, Inc., a privately held exploration and production company active primarily in the Rocky Mountain and Mid-Continent regions of the United States. Mr. Kelley received his B.B.A from the University of Oklahoma in 1973 and is a certified public accountant.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE (3) NOMINEES AS DIRECTORS OF THE COMPANY.

                             Terms Expiring in 2003
Class I Directors

                                                            Position
 Name                            Age       Term Served      With Company
------                           ---       ------------     ------------
Gerald W. Bolfing.............   73        Dec. 1995        Director
James R. Latimer, III ........   56        Mar. 2002        Director
Vacant........................   --         ------           -----

     [Image omitted] Gerald W. Bolfing has been a director of the Company since December 1995. Mr. Bolfing was appointed a director of Hunter Resources, Inc. in August 1993. He is an investor in the oil and gas business and a past officer of one of Hunter's former subsidiaries. From 1962 to 1980, Mr. Bolfing was a partner in Bolfing Food Stores in Waco, Texas. Mr. Bolfing was involved in American Service Company in Atlanta, Georgia from 1964 to 1965, and was active with Cable Advertising Systems, Inc. of Kerrville, Texas from 1978 to 1981. He joined a Hunter subsidiary in the well servicing business in 1981 where he remained active until its divestiture in 1992. Mr. Bolfing is on the board of directors of Capital Marketing Corporation of Hurst, Texas.

     [Image omitted] James R. Latimer, III was a director of Prize from October 2000 until the merger. Mr. Latimer has served as a director of the Company since March 15, 2002. Over the past eight years, Mr. Latimer has been the chairman and chief executive officer of Explore Horizons, Incorporated, a privately held exploration and production company based in Dallas, Texas. Previously, Mr. Latimer was co-head of the regional office of what is now The Prudential Capital Group in Dallas, Texas, which handled energy and other financing for The Prudential Insurance Company. In addition, Mr. Latimer's prior experience has included senior executive positions with several private energy companies, consulting with the firm of McKinsey & Co., service as an officer in the United States Army Signal Corps., and several directorships. Mr. Latimer received a B.A. degree in economics from Yale University and an M.B.A. from Harvard University. He is a Chartered Financial Analyst.

                             Terms Expiring in 2004
Class II Directors

                                                           Position(s)
 Name                            Age        Term Served    With Company
------                           ---        ------------   ------------
Matthew C. Lutz................  68         Dec. 1995      Director
John H. Trescot, Jr............  77         June 1997      Director
James E. Upfield...............  82         Dec. 1995      Director


     [Image omitted] Matthew C. Lutz served as Chairman of the Company from March 1997 to September 2001 after having previously served as Vice Chairman since December 1995. Mr. Lutz also served as Executive Vice President of the Company from December 1995 to September 2001. Mr. Lutz held similar positions with Hunter Resources, Inc. from September 1993 until October 1996. From 1984 through 1992, Mr. Lutz was Senior Vice President of Exploration and on the Board of Directors of Enserch Exploration, Inc. with responsibility for such company's worldwide oil and gas exploration and development program. Prior to joining Enserch, Mr. Lutz spent 28 years with Getty Oil Company. He advanced through several technical, supervisory and managerial positions which gave him various responsibilities including exploration, production, lease acquisition, administration and financial planning.

     [Image omitted] John H. Trescot, Jr. has served as a director of the Company since June 1997. Mr. Trescot is the principal of AWA Management Corporation, a consulting firm specializing in financial evaluations. Mr. Trescot began his professional career as an engineer with Shell Oil Company. Later, Mr. Trescot joined Hudson Pulp & Paper Corp. (now a part of
Georgia-Pacific Corp.) where he served 19 years in various positions in woodlands and pulp and paper, advancing to the position of Senior Vice
President, Southern Operations. Mr. Trescot then became Vice President of The Charter Company, a multi-billion dollar corporation with operations in oil, communications and insurance. In 1979, Mr. Trescot became the Chief Executive Officer of JARI, a timber, pulp and mining operation in the Amazon Basin of Brazil owned by billionaire D.K. Ludwig. During 1982-89, while he was the Chief Executive Officer of TOT Drilling Corp., TOT drilled many deep wells in west Texas and New Mexico for major and independent oil companies. He is a bank director and multi-engine pilot. Mr. Trescot received a B.M.E. degree from Clemson University and an M.B.A. from Harvard University.

     [Image omitted] James E. Upfield has served as a director of the Company since December 1995. Mr. Upfield was appointed a director of Hunter Resources, Inc. in August 1992. Mr. Upfield is the retired Chairman of Temtex Industries, Inc. based in Dallas, Texas, a public company that produces consumer hard goods and building materials. In 1969, Mr. Upfield served on a select Presidential Committee serving postal operations of the United States of America. He later accepted the responsibility for the Dallas region, which encompassed Texas and Louisiana. From 1959 to 1967, Mr. Upfield was President of Baifield Industries, Inc. ("Baifield") and its predecessor, a company he founded in 1949 which merged with Baifield in 1963. Baifield was engaged in prime government contracts for military systems and sub-systems in the production of high-strength, light-weight metal products.

Compensation of Directors

     The Company has eight individuals who serve as directors, seven of whom are independent. One director receives compensation with respect to his services and in his capacities as an executive officer of the Company and no additional compensation has historically been paid for his services to the Company as a director. The other seven directors of the Company were not employees of the Company at December 31, 2001, and receive no compensation for their services as directors other than as stated below. For fiscal year 2001, independent directors received a $15,000 retainer for being a board member and in addition, received $1,500 per meeting attended and $500 per committee meeting attended. In addition, for the fiscal year 2001, each independent director was granted stock options to acquire 15,000 shares of the Company's common stock at an exercise price not less than the market price of the common stock on the date of grant. For fiscal year 2002, independent directors will receive a $15,000 retainer (pro-rated) for being a board member and in addition will receive $1,500 per meeting attended and $500 per committee meeting attended. Other than the compensation stated herein, the Company has not entered into any arrangement, including consulting contracts, in consideration of the director's service on the board.

Meetings of the Board of Directors

     The full Board of Directors met or unanimously voted on resolutions seven times during fiscal year 2001. Each of the directors attended or acted upon at least seventy-five percent of the aggregate number of Board of Director meetings, consents, and Board of Director Committee meetings or consents held or acted upon during fiscal year 2001.

Committees of the Board of Directors

     The Board of Directors has two committees, an Audit Committee and a Compensation Committee, each composed of three independent directors.

                             Audit Committee Report

     The Audit Committee is currently  composed of James R. Latimer,III,  Gerald
W. Bolfing and James E. Upfield, all non-employee directors. The Audit Committee during the year of 2001 was composed of Oscar C. Lindemann, Gerald Bolfing and Jim Kneale. The Board of Directors has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Audit Committee on March 23, 2000. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

     The Audit Committee met four times in 2001 and once in 2002 concerning activities related to the calendar 2001. This is a report on the Audit Committee's activities relating to the calendar year 2001.

     The Audit Committee:

     i. Reviewed and discussed with the Company's management the Company's 2001 audited financial statements;

     ii. Discussed with the independent auditors the matters required to be discussed by SAS 61 which includes, among other items, matters related to the conduct of the audit of the Company's financial statements;

     iii. Received written disclosures and a letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditors independence from the Company and its affiliates) and discussed with the auditors the auditor's independence from the Company. These discussions included a review of all audit and non-audit services provided by the independent auditors to the Company;

     iv. Made a recommendation to the Board of Directors that the Company's 2001 audited financial statements be included in the Company's annual report on Form 10-K, based on discussions with management and the independent auditors;

     v. Made a determination that the independent auditors performed no financial information systems design and implementation services during 2001;

     vi. Audit fees billed to the Company by Deloitte & Touche LLP for its audit of the Company's annual financial statements for the year ended December 31, 2001, and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the S.E.C. for 2001 totaled $80,500; and

     vii. Fees billed to the Company by Deloitte & Touche LLP during the Company's 2001 fiscal year for all other services rendered to the Company, including, but not limited to, audit-related fees for assistance with implementing new accounting standards, accounting consultations, comfort letters, and consents for S.E.C. and other registration statements, totaled $118,880. In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the S.E.C., the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP.

                          Audit Committee:

                          Gerald W. Bolfing
                          James R. Latimer, III
                          James E. Upfield

          Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for recommending the types and levels of compensation for executive officers of the Company. The Committee is comprised of three (3) independent, non-employee Directors. Following thorough review and approval by the Committee, decisions relating to executive compensation are reported to and approved by the full Board of Directors. The Committee has directed the preparation of this report and has approved its contents and its submission to the stockholders. As provided by the rules of the SEC, this report is not deemed to be filed with the SEC, nor incorporated by reference into any prior or future fillings under the Securities Act of 1933, as amended, or the Exchange Act. The Compensation
Committee, currently composed of Jerry Box, John H. Trescot, Jr. and Robert Kelley, administers the Company's Stock Option Plan and makes recommendations to the Board of Directors regarding compensation for the Company's executive officers. The Compensation Committee for the year 2001 was composed of Jerry Box, David Kyle, James E. Upfield and John H. Trescot, Jr. The Compensation Committee met twice in 2001.

     In the Committee's opinion, levels of executive compensation should generally be based upon the performance of the Company, the contributions of individual officers to such performance and the comparability to persons with similar responsibilities in business enterprises similar in size or nature to the Company. The Committee believes that compensation plans should align executive compensation with returns to stockholders, giving due consideration to the achievement of both long-term and short-term objectives. The Committee believes that such compensation policies and practices have allowed the Company to attract, retain and motivate its key executives.

     The compensation of the Company's executive officers consists primarily of base salaries, discretionary bonuses and the opportunity to participate in certain incentive arrangements, including, among other programs, the granting of contractual non-qualified stock options. Certain executive officers have also previously participated in the Company's 1996 Incentive Stock Option Plan. The value of these plan benefits directly relates to the future performance of the Company's Common Stock. The Committee continues to believe that the utilization of incentive programs that are linked to the performance of the Company's Common Stock closely aligns the interests of the executive with those of the Company's stockholders. Consistent with all other full-time Company employees, the Named Executive Officers (as defined in "Executive Compensation" below) are also eligible to participate in the Company's 401(k) Plan and ESOP Plan. The Committee believes that these plans encourages longer-term employment through gradual service-based vesting of Company contributions.

     The base salaries of the Company's executive officers are based upon a subjective assessment of each individual's performance, experience and other factors which are believed to be relevant in comparison with compensation data contained in published and recognized surveys. The Committee believes that current executive officer salaries are appropriate to ensure that the Company's executive officers compensation remains close to the median level of most of the comparative compensation data. All of the officers of the Company are eligible to receive discretionary incentive bonuses, based upon the Company's overall financial achievement and a subjective review of the respective contributions to such achievement. These incentive arrangements have been extended to such executive officers for 2002. The Committee believes that an improvement in various financial measures such as revenues, EBITDA, cash flow and earnings from the prior year and a comparison of actual performance versus budget are appropriate standards for measuring performance and directly link the individual participant's total potential remuneration with the accomplishment of established growth targets.

     Eligibility for participation in the various Company plans were determined after the Committee had thoroughly reviewed and taken into consideration the respective relative accountability, anticipated performance requirements and contributions to the Company by the prospective participants, including the Named Executive Officers. All outstanding stock options that have been granted pursuant to these plans and programs were granted at prices not less than 100% of the fair market value of the Company's Common Stock on the dates such options were granted. The Committee believes that stock options are a desirable form of long-term compensation that allow the Company to recruit and retain senior executive talent and closely connect the interests of management with stockholder value.

Tax Deduction Limitation for Executive Compensation

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executives officers named in the Executive Compensation Table to $1 million, unless certain requirements are met. The Committee intends to monitor compensation paid to the Company's executive officers so that the corporate tax deduction is maximized, while maintaining the flexibility to attract and retain qualified executives.

Compensation of the CEO

     The  Committee  sets the cash  compensation  for Mr.  Evans.  The Committee believes that there is necessarily some subjectivity in setting cash compensation of the Company's executive officers and does not use predetermined performance criteria when setting such cash compensation. In determining appropriate cash compensation levels, the Committee subjectively and quantitatively analyzes the individual's performance, the performance of the Company and the individual's contribution to that performance. Specific factors considered in setting bonus levels include the Company's operational and financial results, success of the Company's acquisition, exploration and development programs, including significant proved reserve increases and prudent management of the Company's capital structure. The Committee also considers the executive's level and scope of responsibility, experience and the compensation practices of competitors for executives of similar responsibility. The Committee does not establish predetermined maximum bonuses.

     The minimum salary of Mr. Evans is set by an employment contract as described under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements". In setting the 2001 bonus for Mr. Evans, the Committee took into consideration his role in formulating goals and implementing the strategy of (i) increasing the Company's EBITA for the year 2001 by 26% as compared to the year 2000, (ii) increasing the Company's cash flow for the year 2001 by 66% as compared to the year 2000, (iii) increasing the Company's net income for the year 2001 by 77% as compared the year 2000 and (iv) increasing the Company's average daily production volume on a Mcfe basis for the year 2001 by 38% as compared to the year 2000 after taking into account property divestitures. These significant achievements increased stockholder value with the Company achieving one of the best stock price performance of any security listed on the American Stock Exchange in 2000. The Committee also felt the Company's achievements in 2000 laid the foundation for continuing an above average production growth rate in future years.

     The Committee relies heavily upon stock options to compensate the executive employees of the Company. The Committee believes that stock-based incentives encourage and reward effective management that results in long- term corporate financial success, as measured by stock appreciation. Stock-based incentives awarded to Mr. Evans and other executive officers are based on the Committee's subjective evaluation of the employee's ability to influence the Company's long-term growth and profitability and to reward outstanding individual performance and contributions to the Company.


                         Compensation Committee:

                          Jerry Box, Chairman
                          John H. Trescot, Jr.
                          James E. Upfield

Performance Graph

     Set forth below is a performance graph comparing yearly cumulative total stockholder return on the Company's Common Stock with (i) the monthly index of stocks included in the Standard and Poor's 500 Index (ii) the Dow Jones Oil-Secondary Index.


                                        Dow Jones        Magnum Hunter
                        S&P 500       Oil Secondary     Resources, Inc.
                        -------       -------------     ---------------
  Dec 31, 1996            100              100                100
  Dec 31, 1997            131              98                 119
  Dec 31, 1998            167              66                  69
  Dec 31, 1999            199              75                  66
  Dec 31, 2000            178              118                243
  Dec 31, 2001            155              107                190

     All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The years compared are 1996, 1997, 1998, 1999, 2000 and 2001.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
            AMONG MAGNUM HUNTER RESOURCES, INC., THE S & P 500 INDEX
                      AND THE DOW JONES OIL SECONDARY INDEX



                                 [Graph omitted]



     This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Executive Compensation.

     The following table contains information with respect to all cash compensation paid or accrued by the Company during the past three fiscal years to the Company's Chief Executive Officer and each person serving as an executive officer of the Company on December 31, 2001.

                                                                                      Long Term Compensation
                                                                                     ------------------------
                                            Annual Compensation                    Awards                Payout
                                           ---------------------                  --------              --------
      (a)                  (b)          (c)          (d)           (e)              (f)         (g)        (h)          (i)
     Name,                                                        Other                       Number
   Principal                                                     Annual          Restricted   Options      LTP       All Other
    Position               Year       Salary        Bonus     Compensation (a)     Stock        SARs     Payouts    Compensation
    --------               ----       ------        -----     -------------        -----        ----     -------    ------------
Gary C. Evans              2001      $350,000      $425,000        $ 7,500           -           -          -       $20,627 (b)
Chairman, President and    2000      $300,000      $400,000        $ 7,500           -           -          -       $19,933 (b)
CEO                        1999      $250,000      $250,000        $ 7,500           -           -          -       $19,342 (b)

Richard R. Frazier         2001      $190,000      $150,000        $ 6,000           -           -          -            -
President of               2000      $175,000      $125,000        $ 6,000           -           -          -            -
Magnum Hunter              1999      $150,000      $ 75,000        $ 4,200           -           -          -            -
Production, Inc.

Chris Tong                 2001      $165,000      $100,000        $ 6,000           -           -          -            -
Senior Vice President &    2000      $160,000      $ 65,000        $ 6,000           -           -          -            -
Chief Financial Officer    1999      $150,000      $ 35,000        $ 6,000           -           -          -            -

R. Douglas Cronk           2001      $138,000      $ 75,000        $ 6,000           -           -          -            -
Senior V.P. of Magnum      2000      $122,500      $ 65,000        $ 6,000           -           -          -            -
Hunter Production, Inc.    1999      $115,000      $ 25,000        $ 4,200           -           -          -            -

Charles R. Erwin (c)       2001      $145,000      $125,000        $ 6,000           -           -          -            -
Senior V.P. of Magnum      2000      $113,423      $125,000        $ 5,100           -           -          -            -
Hunter Production, Inc.    1999      $ 90,000      $ 7,500            -              -           -          -            -

---------------------
     (a) Other compensation consists of a vehicle allowance paid to the employee.
     (b) Mr. Evans receives compensation for acting as an individual Trustee for the TEL Offshore Trust.
     (c) Mr. Erwin was hired in May 1999.

Indebtedness of Directors and Executive Officers.

     The Company's Board of Directors authorized a line of credit in 1999 of up to $300,000 to be made available to Gary C. Evans, Chairman, President and Chief Executive Officer of the Company, as part of his compensation package. On June 12, 2002, Mr. Evans borrowed $175,000 for the payment of deferred income taxes. The loan accrues interest at the rate of 10% per annum and is due August 31, 2002. On July 11, 2002, Mr. Evans borrowed an additional $125,000 for the payment of deferred income taxes. The loan accrues interest at the rate of 10% per annum and is due September 27, 2002.

                      Option/SAR Grants in Last Fiscal Year


                                                                                                                     Alternative to
                                                                                    Potential realizable value at     (f) and (g):
                                                                                    assumed annual rates of stock     grant date
                                  Individual Grants                               price appreciation for option term   value
-----------------------------------------------------------------------------------------------------------------------------------
     Name            Number of    Percent of total   Exercise or base  Expiration         5% ($)     10% ($)         Grant date
                     securities     options/SARs       price ($/Sh)      date                                       present value
                     underlying      granted to                                                                           $
                    Options/SARs    employees in
                    granted (#)     fiscal year
      (a)               (b)             (c)                (d)           (e)               (f)        (g)                (f) *
-----------------------------------------------------------------------------------------------------------------------------------
Gary C. Evans          300,000         19.0%              $8.44        12/12/11                                      $1,518,000
Richard R. Frazier     125,000          7.9%              $8.44        12/12/11                                         632,500
Charles R. Erwin       100,000          6.3%              $8.44        12/12/11                                         506,000
R. Douglas Cronk        75,000          4.7%              $8.44        12/12/11                                         379,500
Chris Tong              75,000          4.7%              $8.44        12/12/11                                         379,500

     * The Company used the Black-Scholes method to determine the value of the option grants.


                         Aggregated Option/SAR Exercises
                in Last Fiscal Year and FY-End Option/SAR Values

                                                                 Number of securities    Value of unexercised in-
                                                                underlying unexercised    the-money options/SARs
                                                                options/SARs at fiscal     at fiscal year-end ($)
                                                                     year-end (#)

                          Shares acquired on      Value            Exercisable/              Exercisable/
     Name                    exercise (#)       Realized ($)        unexercisable              unexercisable

      (a)                       (b)                (c)                 (d)                        (e)
--------------------------------------------------------------------------------------------------------------------
 Gary C. Evans                150,000           $570,000           330,000 / 420,000         $913,500 / $645,250
 Richard R. Frazier           100,000           $393,000           240,000 / 210,000        $904,500 / $ 311,750
 Charles R. Erwin                -                  -               68,000 / 148,000        $ 60,900 / $ 68,150
 R. Douglas Cronk              76,666           $525,579            91,334 / 112,000         $304,819 / $138,475
 Chris Tong                    11,800           $ 74,398           202,200 / 108,000         $820,790 / $136,300


Employment Contracts and Termination of Employment and Change-in-Control Arrangements.

     Mr. Gary C. Evans, Mr. Richard R. Frazier, Mr. Chris Tong, Mr. R. Douglas Cronk and Mr. Charles R. Erwin each have employment agreements with the Company. Mr. Evans' agreement terminates January 1, 2006 and continues thereafter on a year to year basis and provides for a salary of $300,000 per annum unless increased by the Board. Mr. Evans' salary for the year 2002 is $375,000. Mr. Frazier's agreement terminates January 1, 2006 and continues thereafter on a year to year basis and provides for a salary of $175,000 per annum unless increased by the Board. Mr. Frazier's salary for the year 2002 is $205,000. Mr. Tong's agreement terminates January 1, 2004 and continues thereafter on a year to year basis and provides for a salary of $160,000 per annum unless increased by the Board. Mr. Tong's salary for the year 2002 is $175,000. Mr. Cronk's agreement terminates January 1, 2004 and continues thereafter on a year to year basis and provides for a salary of $122,500 per annum unless increased by the Board. Mr. Cronk's salary for the year 2002 is $150,000. Mr. Erwin's agreement terminates January 1, 2004 and continues thereafter on a year to year basis and provides for a salary of $105,000 per annum unless increased by the Board. Mr. Erwin's salary for the year
2002 is $155,000. All of the agreements provide that the same benefits supplied to other Company employees shall be available to the employee. The employment agreements also contain, among other things, covenants by the employee that in the event of termination, he will not compete with the Company in certain geographical areas or hire any employees of the Company for a period of two years after cessation of employment.

     In addition, all of the agreements contain a provision that upon a change-in-control of the Company and the employee's position is terminated or the employee leaves for "good cause", the employee is entitled to receive, immediately in one lump sum, certain compensation. In the case of Mr. Evans and Mr. Frazier, the employee shall receive three times the employee's base salary, bonus for the last fiscal year and any other compensation received by him in the last fiscal year. In the case of Mr. Tong, Mr. Cronk and Mr. Erwin, the employee shall receive the employee's base salary, bonus for the last fiscal year and any other compensation received by him in the last fiscal year multiplied by two. Also, any medical, dental and group life insurance covering the employee and his dependents shall continue until the earlier of (i) 12 months after the change-in-control or (ii) the date the employee becomes a participant in the group insurance benefit program of a new employer. The Company also has key man life insurance on Mr. Evans in the amount of $12,000,000.

Principal Occupations of Other Officers of the Company and its Subsidiaries.

     Richard R. Frazier has served as President and Chief Operating Officer of Magnum Hunter Production, Inc. and Gruy since January 1994. From 1977 to 1993, Mr. Frazier was employed by Edisto Resources Corporation in Dallas, serving as Executive Vice President Exploration and Production from 1983 to 1993, where he had overall responsibility for its property acquisition, exploration, drilling, production, gas marketing and engineering functions. From 1972 to 1976, Mr. Frazier served as District Production Superintendent and Petroleum Engineer with HNG Oil Company (now Enron Oil & Gas Company) in Midland, Texas. Mr. Frazier's initial employment, from 1968 to 1971, was with Amerada Hess Corporation as a petroleum engineer involved in numerous projects in Oklahoma and Texas. Mr. Frazier graduated in 1970 from the University of Tulsa with a Bachelor of Science Degree in Petroleum Engineering. He is a registered Professional Engineer in Texas and a member of the Society of Petroleum Engineers and many other professional organizations.

     Chris Tong has served as Senior Vice President and Chief Financial Officer since August 1997. Previously, Mr. Tong was Senior Vice President of Finance of Tejas Acadian Holding Company and its subsidiaries including Tejas Gas Corp., Acadian Gas Corporation and Transok, Inc., all of which were wholly-owned subsidiaries of Tejas Gas Corporation. In January 1998, Tejas Gas Corporation was acquired by Shell Oil. Mr. Tong held these positions since August 1996, and served in other treasury positions with Tejas beginning August 1989. He was also responsible for managing Tejas' property and liability insurance. From 1980 to 1989, Mr. Tong served in various energy lending capacities with Canadian Imperial Bank of Commerce, Post Oak Bank, and Bankers Trust Company in Houston, Texas. Prior to his banking career, Mr. Tong also served over a year with Superior Oil Company as a Reservoir Engineering Assistant. Mr. Tong is a summa cum laude graduate of the University of Southwestern Louisiana with a Bachelor of Arts degree in Economics and a minor in Mathematics.

     R. Douglas Cronk has served as Senior Vice President of Operations for Magnum Hunter Production, Inc. and Gruy since December 1998. He served as Vice President of Operations for the two companies since May 1996 at which time the Company acquired from Mr. Cronk Rampart Petroleum, Inc., based in Abilene, Texas. Rampart had been a small active operating and exploration company in the north central and west Texas region since 1983. Prior to the formation of Rampart, Mr. Cronk was an independent oil and gas consultant in Houston, Texas for approximately two years. From 1974 to 1981, Mr. Cronk held various positions with subsidiaries of Deutsch Corporation of Tulsa, Oklahoma, including Southland Drilling and Production where he became Vice President of Drilling and Production. Mr. Cronk is a Chemical Engineer graduate from the University of Tulsa.

     Charles R. Erwin has served as Senior Vice President of Exploration for Magnum Hunter Production, Inc. and Gruy since July 2000. He became Vice President of Exploration for Magnum Hunter Production, Inc. and Gruy in January 2000. Mr. Erwin initially served as Manager of Exploration for Gruy beginning May of 1999. Mr.

Erwin received a Masters in Geology from the University of Wisconsin - Milwaukee. He has 27 years experience in the oil and gas industry. Prior to joining Gruy, Mr. Erwin worked for Enserch Exploration for 22 years holding various positions including Exploration Manager - East Texas, Exploration Manager - Texas and Louisiana Gulf Coast and Director of Exploration Offshore and International.

     Morgan F. Johnston has served as Vice President and General Counsel since April 1997 and has served as the Company's Secretary since May 1, 1996. Mr. Johnston was in private practice as a sole practitioner from May 1, 1996 to April 1, 1997, specializing in corporate and securities law. From February 1994 to May 1996, Mr. Johnston served as general counsel for Millennia, Inc. (formerly known as SOI Industries, Inc.) and Digital Communications Technology Corporation, two American Stock Exchange listed companies. He also served as general counsel to Halter Capital Corporation, a private consulting firm from August 1991 to May 1996. For the two years prior to August 1991 he was securities counsel for Motel 6 L.P., a New York Stock Exchange listed company. Mr. Johnston graduated cum laude from Texas Tech Law School in May 1986 and was also a member of the Texas Tech Law Review. He is licensed to practice law in the State of Texas.

     David S. Krueger has served as Vice President and Chief Accounting Officer of the Company since January 1997. Mr. Krueger acted as Vice President-Finance of Cimarron Gas Holding Co., a gas processing and natural gas liquids marketing company in Tulsa, Oklahoma, from April 1992 until January 1997. He served as Vice President/Controller of American Central Gas Companies, Inc., a gas gathering, processing and marketing company from May 1988 until April 1992. From 1974 to 1986, Mr. Krueger served in various managerial capacities for Southland Energy Corporation. From 1971 to 1973, Mr. Krueger was a staff accountant with Arthur Andersen LLP. Mr. Krueger, a certified public accountant, graduated from the University of Arkansas with a B.S./B.A. degree in Business Administration and earned his M.B.A. from the University of Tulsa.

     Gregory L. Jessup has been Vice President of Land for Magnum Hunter Production, Inc. and Gruy since April 17, 1998. Mr. Jessup joined the Company as Land Manager on May 1, 1997. From 1982 until joining the Company, Mr. Jessup served as Land Manager of Ken Petroleum Corporation of Dallas managing its Land and Regulatory Department as well as managing its crude oil marketing business. During his tenure as Land Manager, Mr. Jessup has been actively involved in all phases of land operations, including negotiations, acquisitions, and administration. Mr. Jessup holds a Bachelor of Business Administration degree in Management from Texas Tech University and is a Certified Professional Landman.

     David M. Keglovits has served as Vice President and Controller for Magnum Hunter and Gruy since 1999. Prior to 1999, Mr. Keglovits served as Vice President and Controller of Gruy. Mr. Keglovits joined Gruy in March 1977 as an accountant before holding the positions of Assistant Controller and Controller. From December 1974 to December 1976, Mr. Keglovits was employed by Bell Helicopter International in its financial management office in Tehran, Iran. Mr. Keglovits was graduated with honors from the University of Texas at Austin with a B.B.A. in Accounting.

     Earl Krieg has served as Manager of Engineering for Gruy since May of 1999. Mr. Krieg became Vice President of Engineering for Magnum Hunter Production, Inc. and Gruy in January 2000. Mr. Krieg was employed by The Wiser Oil Company for the five years prior to joining the Company in various capacities including Manager of Operations and Manager of Secondary Recovery. Mr. Krieg has 26 years in various reservoir engineering, operations, acquisitions and management roles with Chevron, General Crude, Edisto and most recently, The Wiser Oil Company. Mr. Krieg is a Registered Professional Engineer in Texas and was an officer in the Society of Petroleum Evaluation Engineers in 1989. Mr. Krieg graduated from Texas A&M University in 1975 with a B.S. degree in petroleum engineering.

     Michael P. McInerney has served as Vice President, Corporate Development & Investor Relations of the Company since October 1997. Prior to joining the Company, Mr. McInerney owned Energy Advisors, Inc., an energy consulting firm, from June 1993 until October 1997. Mr. McInerney was employed from 1981 until June 1993 by Triton Energy Corporation, an independent energy company, where his responsibilities included investor relations, acquisitions and corporate planning. Before joining Triton Energy Corporation, Mr. McInerney served nine years in various financial management positions with American Natural Resources Company, a gas transmission and distribution corporation. Mr. McInerney graduated from the University of Michigan with a B.B.A.

     Howard M. Tate has served as Vice President of Finance for the Company since April 15, 2002. From 1999 until joining Magnum Hunter, Mr. Tate, 34, had been at Marine Drilling Companies, Inc., and its successor Pride International, Inc., located in Houston, Texas, where Mr. Tate last served as Treasurer. During the period from September 1995 until August 1999, Mr. Tate served as Director - Corporate Finance and other various treasury department positions with Tejas Energy, LLC (formerly Tejas Gas Corporation) and from January 1991 through September 1995, he worked as a Senior Project Finance Analyst with Tenneco Gas. Mr. Tate holds a Bachelor of Science degree in Accounting and Finance from Oklahoma State University and a Master of Business Administration from the University of Houston.

                                  PROPOSAL II.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year-ended
December 31, 2002, and is submitting such selection to the Company's stockholders for their ratification. The Board recommends that such appointment be approved by the stockholders. The Company's independent auditors for its fiscal years ended December 31, 1996 through 2001 was Deloitte & Touche LLP. The affirmative vote of a majority of the shares of common stock present or represented at the meeting is necessary to ratify the appointment of Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to be present at the meeting. If the foregoing proposal is not approved, or if Deloitte & Touche LLP declines to act or otherwise becomes incapable of performing, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to fiscal year 2002 will be subject to approval by the stockholders at the 2003 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                    STOCKHOLDERS PROPOSALS AND OTHER MATTERS

     The management of Magnum Hunter Resources, Inc. is not aware of any matters other than those set forth in this Proxy Statement which will be presented for action at the meeting. If any other matters should properly come before the meeting, the persons authorized under management's proxies shall vote and act with respect thereto according to their best judgment.

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in the year 2003 must be received by the Company by January 31, 2003, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company will bear the cost of the solicitation of the Board of Directors' proxies for the meeting, including the cost of preparing, assembling, and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company, and no additional compensation will be paid to such individuals.

                                 REVOCABLE PROXY
                          MAGNUM HUNTER RESOURCES, INC.
           600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary C. Evans, Chris Tong and Morgan F. Johnston, or either of them, with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Magnum Hunter Resources, Inc. (the "Company") to be held on Thursday, September 19, 2002, at the Las Colinas
Country Club, 4400 North O'Conner Road, Irving, Texas 75062 at 9:00 a.m., Central Daylight Savings Time, and any and all adjournments or postponements thereof, with respect to the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.

     (1) The election of three (3) Directors:

     Class III - Gary C. Evans, Jerry Box and Robert Kelley

o FOR the nominees listed above                o WITHHOLD AUTHORITY
(Except as indicated to the contrary below).   to vote for the nominees listed above.

     Instructions: To withhold authority to vote for any individual nominee or nominees, write their names here.

      ---------------------------------------------------------------------

     (2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 2002.

                  [   ] FOR     [   ] AGAINST     [   ] ABSTAIN

     Your Board of Directors unanimously recommends a vote FOR the directors set forth above and FOR the proposal set forth above.

                (Continued and to be signed on the reverse side)

                           (Continued from other side)

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof. This Proxy will be voted at the Annual Meeting or any adjournment or postponement thereof as specified. If no specifications are made, this Proxy will be voted FOR the election of directors and FOR the other proposal as set forth above. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

                        Date:________________________________, 2002

                        ----------------------------------------
                                    (Signature)
                        ----------------------------------------

                        ----------------------------------------
                            (Please print your name)

     (Please sign name as fully and exactly as it appears opposite. When signing in a fiduciary or representative capacity, please give full title as such. When more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by an authorized person.)


     PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY AT THE ADDRESS STATED ON THE RETURN ENVELOPE.